As filed with the Securities and Exchange Commission on December 19, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	94-3221778 (I.R.S. Employer Identification No.)

Weisenkamp 22B
D-23459 Hamburg
Germany
+49-40-60990-0
(Address of principal executive offices, including zip code and telephone number)

POET HOLDINGS, INC. 2001 NONSTATUTORY STOCK OPTION PLAN

(Full title of the plans)

Nobuko Isomata
1065 E. Hillsdale Blvd., Suite 205
Foster City, CA 94404
(650) 212-3100

(Name, address and telephone number, including area code, of agent for service)

Copy to:

BRUCE MCNAMARA, ESQ.
Perkins Coie LLP
101 Jefferson Drive
Menlo Park, CA 94025
(650) 838-4300

CALCULATION OF REGISTRATION FEE

			Proposed Maximum
	Number to Be	Proposed Maximum	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered	Offering Price	Price	Registration Fee

Common Stock, par value $0.001 per share, reserved for issuance under the Poet Holdings, Inc. 2001 NonStatutory Stock Option Plan	250,000	$2.06 (1)	$515,000	$41.67

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price has been based upon (i) the average of the high and low selling prices of the common stock on December 17, 2003, as reported on the Frankfurt Stock Exchange and (ii) as adjusted to reflect a currency exchange rate of €1.00 for $1.2381 in effect on December 17, 2003.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the SEC are hereby incorporated by reference in this Registration Statement:

(a) our annual report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 31, 2003;

(b) our quarterly reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, as filed with the SEC on May 15, 2003, August 14, 2003 and November 12, 2003, respectively;

(c) our current reports on Form 8-K as filed with the SEC on July 22, 2003, August 25, 2003 and September 30, 2003; and

(d) the description of our common stock contained in our registration statement on Form 8-A, as filed with the SEC on November 10, 1999 under Section 12(g) of the Securities Exchange Act, including any amendments and reports filed for the purpose of updating such description.

          All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

          Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

          Article NINTH of the registrant’s Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

          Article VI of the registrant’s Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

          The registrant maintains a liability insurance policy pursuant to which its directors and officers may be indemnified against liability incurred for serving in their capacities as directors and officers.

          In addition to indemnification provided for in the registrant’s certificate of incorporation and bylaws, the registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8. EXHIBITS

Exhibit No.	Description

4.1	Poet Holdings, Inc. 2001 NonStatutory Stock Option Plan
5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
23.1	Independent Auditors’ Consent
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)

Item 9. UNDERTAKINGS

          A. The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, California, on December 19, 2003.

POET HOLDINGS, INC.

By:	/s/ Nobuko Isomata

Name: Nobuko Isomata
Title: Authorized Representative

POWER OF ATTORNEY

          Each person whose individual signature appears below hereby authorizes and appoints Jochen Witte and Ludwig Lutter, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on December 19, 2003.

Signature	Title

/s/ Jochen Witte Jochen Witte	President, Chief Executive Officer and Director

/s/ Ludwig Lutter Ludwig Lutter	Chief Financial Officer and Chief Accounting Officer

/s/ Herbert May Herbert May	Chairman of the Board

/s/ Gert Koehler Gert Koehler	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Poet Holdings, Inc. 2001 NonStatutory Stock Option Plan
5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
23.1	Independent Auditors’ Consent
23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
24.1	Power of Attorney (see signature page)